Exhibit 10.1
SETTLEMENT AGREEMENT AND GENERAL RELEASE
This Settlement Agreement and General Release (the “Agreement”) is entered into as of March 3, 2009, by and among Jerome C. Artigliere (“Artigliere” or “Plaintiff”), Artigliere, Clark & Martino, P.A. (“C&M”) and Baker & Hostetler, LLP (“B&H”; each a “Stock Recipient” and collectively, the “Stock Recipients”), Digital Angel Corporation f/k/a Applied Digital Solutions, Inc. (“DIGA”), VeriChip Corporation (“VeriChip”), Scott Silverman (“Silverman”), Michael Krawitz (“Krawitz”) , and Kevin McLaughlin (“McLaughlin,” together with DIGA, VeriChip, Silverman and Krawitz, collectively, the “Defendants”), and Baker & Hostetler, LLP (“Escrow Agent”).
RECITALS
A. On or about July 8, 2008, Plaintiff filed a lawsuit against DIGA and VeriChip entitled Artigliere v. VeriChip Corporation, et al., in the Circuit Court of the Fifteenth Judicial District in and for Palm Beach County, Florida, and on September 12, 2008, Plaintiff amended his complaint to add, among other things, claims against Silverman, Krawitz, and McLaughlin (collectively, the “Action”).
B. The parties, through their counsel, reached a settlement of the Action on February 12, 2009 during a voluntary mediation in the Action.
C. The parties entered into a Settlement Agreement, dated February 12, 2009 (the “Original Agreement”) and now desire to enter into this Agreement in furtherance of their settlement.

AGREEMENT
In consideration of the recitals and mutual promises contained in this Agreement, the adequacy of which are hereby acknowledged, the parties agree to settle their disputes on the following terms.
1. Consideration.
a. Cash. The Cash Component of the settlement amounts to Three Hundred Fifty Thousand Dollars (US$350,000.00) payable as follows: Two Hundred Seventy-Five Thousand Dollars (US$275,000.00) from VeriChip and Seventy-Five Thousand Dollars (US$75,000.00) from its insurer, XL Specialty Insurance Company (“XL”). XL shall pay $75,000; and VeriChip shall pay the sum of One Hundred Ninety Four Thousand Five Hundred Fifty Three and Twenty One Cents(US$194,553.21) via wire transfer pursuant to the wire transfer instructions attached hereto as Exhibit A or delivery of a check made payable to the Baker & Hostetler, LLP Trust Account (“Cash Consideration”), within ten (10) calendar days of the execution of this Agreement by all parties hereto (the “Execution Date”). The $75,000 of the Cash Consideration payable by XL Specialty Insurance Company is in settlement of claims asserted in the Action unrelated to any wages or compensation purportedly due to Artigliere as payment for such wages or compensation is excluded from coverage under the policy. One Hundred Twenty Eight Thousand Two Hundred Twelve Dollars and Eighty Four Cents (US$128,212.84) of the Cash Component represents attorneys’ fees and costs payable to C&M and B&H for litigating this Action (“Law Firm Cash Consideration”). One Hundred Forty Six Thousand Seven Hundred Eighty Seven Dollars and Sixteen Cent (US$146,787.16) of the Cash Component shall be transferred to Artigliere from the Baker & Hostetler LLP Trust Account in settlement of the claims asserted by him in this Action involving his purported entitlement to certain options to purchase VeriChip common stock (“Artigliere Cash Consideration”).
b. DIGA Promissory Note. DIGA shall execute and deliver to Plaintiff, or Plaintiff’s assignee or designee, a promissory note in the principal sum of Two Hundred Fifty Thousand Dollars (US$250,000.00) in the form attached hereto as Exhibit B (“Note Consideration”). The Note Consideration represents payment solely for the claims asserted in this Action involving the purported failure of DIGA to timely register the DIGA shares Artigliere claimed he was entitled to and not any wages or compensation to Artigliere.

c. VeriChip Stock. VeriChip agrees to give Plaintiff, or Plaintiff’s assignee or designee, in the manner specified in Section 3 below, unregistered shares of VeriChip common stock (the “VeriChip Common Stock”) which, as of the dates specified below, shall be worth Two Hundred Fifty Thousand Dollars (US$250,000.00) (the “Stock Consideration”). Plaintiff may direct that the shares be issued in three (3) separate certificates, each to be issued to a different person or entity, with the total shares not to exceed the number of shares set forth above. $75,000 of the Stock Consideration represents attorneys’ fees and costs payable to C&M and B&H for litigating this Action (“Law Firm Stock Consideration”). $175,000 of the Stock Consideration represents the settlement of the claims asserted by Artigliere in this Action involving his purported entitlement to certain options to purchase VeriChip stock (“Artigliere Stock Consideration”).
d. Sole Consideration. The consideration set forth in Sections 1(a)-(c) above shall be the only payments, in cash or otherwise, now or in the future, due to Plaintiff or his successors, heirs and assigns, from the Defendants or any other Defendant Released Parties (as defined below). The Defendants obligations under this Agreement shall be several and not joint.
2. Dismissal of the Action. Within ten (10) days from the Execution Date, Plaintiff shall file with the court a dismissal with prejudice (the “Dismissal”) of the Action.
3. Stock Consideration.
a. Name. The stock certificates evidencing the shares for the Stock Consideration shall be issued to Stock Recipients in the percentage and number of shares opposite such Stock Recipient’s name on Exhibit C.

b. Delivery of Stock Consideration. Within five (5) business days of the Execution Date (the “Issuance Date”), VeriChip shall cause its transfer agent to issue and deliver to Escrow Agent duly authorized, validly issued, fully paid and non-assessable shares of VeriChip Common Stock (the “Restricted Shares”) valued at Three Hundred Thousand Dollars (US$300,000.00) in the name of the Stock Recipients in accordance with Exhibit C (the “Escrow”). The Restricted Shares to be placed in Escrow shall be determined by dividing the sum of Three Hundred Thousand Dollars ($300,000.00) by the VeriChip Average Trading Price (as defined below) preceding the Execution Date. For example, if the calculation of the VeriChip Average Trading Price is forty cents ($0.40) per share on the Execution Date, the number of unregistered shares to be deposited into Escrow shall be Seven Hundred Fifty Thousand (750,000) shares. Notwithstanding anything herein to the contrary, VeriChip shall not be required to issue Stock Consideration to Stock Recipients if the aggregate Stock Consideration issued hereunder would exceed 19.9% of the common stock of VeriChip outstanding on any of the following dates: the Issuance Date or any Escrow Release Date (as defined below).
c. Restrictive Legend. The stock certificates representing the Restricted Shares or Additional Shares (as defined below) will bear a legend stating that they have not been registered and that they are subject to the restrictions set forth in this Agreement. VeriChip agrees to issue certificates without the legend representing the Restricted Shares, upon resale subject to an effective registration statement after such Restricted Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”). VeriChip agrees to issue certificates without the legend representing the Additional Shares, after the date which is six (6) months from the date such Additional Shares were issued to Stock Recipients in compliance with Rule 144.
d. Delivery Of Unrestricted Stock Certificates. Within forty-five (45) days of the Execution Date, VeriChip will cause to be filed with the Securities and Exchange Commission (“SEC”) a registration statement (each a “Registration Statement”) covering the Restricted Shares issued so as to insure that those shares are registered for resale on or before September 3, 2009 (the “Registration Deadline). Upon the effectiveness of the Registration Statement (the “Effective Date”), the Escrow Agent may request on behalf of the Stock Recipients that VeriChip remove the restrictive legend thereon; provided such shares are registered and sold pursuant to an effective Registration Statement.

e. Average Trading Price. As used herein, “VeriChip Average Trading Price” shall mean the volume weighted average price per share of the VeriChip Common Stock as reported on The NASDAQ Global Market (or, if the Common Stock is not then listed or quoted and traded on The NASDAQ Global Market, then the NASDAQ Capital Market or over-the-counter or other market on which the VeriChip Common Stock is traded) for the 10 consecutive trading day period preceding the applicable measurement date.
f. Amount of Stock Payment Prior to the Registration Deadline. In the event the Registration Statement is declared effective by the SEC on or prior to the Registration Deadline, the Escrow Agent shall be promptly notified of the effective date of the Registration Statement. Within one (1) business day of being provided notice of the Effective Date, Escrow Agent shall notify VeriChip of the proposed number of shares of VeriChip Common Stock to be released from Escrow (the “Escrow Agent Notice”) that have a value, based on the VeriChip Average Trading Price preceding the Effective Date, of Two Hundred Fifty Thousand Dollars (US$250,000.00) (the “Target Value”). If on or before 5:00 p.m. on the date which is two (2) business days following VeriChip’s receipt of the Escrow Agent Notice, VeriChip shall object to the number of shares of VeriChip Common Stock to be released to Stock Recipients (“VeriChip Objection Notice”), then Escrow Agent shall not disburse the shares to Stock Recipients which exceed the number of undisputed shares to which VeriChip has no objection until the dispute is resolved. However, if VeriChip does not deliver a VeriChip Objection Notice to Escrow Agent on or before 5:00 p.m. on the date which is four (4) business days following VeriChip’s receipt the Escrow Agent Notice, then Escrow Agent may disburse that number of shares equaling the Target Value to Stock Recipients in accordance with their percentage interests set forth in Exhibit C.

g. Amount of Stock Payment after the Registration Deadline. In the event the Registration Statement is not declared effective by the SEC by the Registration Deadline, the Escrow Agent shall within one (1) business day after the Registration Deadline provide VeriChip with an Escrow Agent Notice notifying VeriChip of the proposed number of shares of VeriChip Common Stock to be released from Escrow that have a value based on the VeriChip Average Trading Price preceding the Escrow Release Date, of Three Hundred Thousand Dollars (US$300,000.00) (the “Penalty Value” and the Target Value, each an “Applicable Value”). The date(s) the Escrow Agent releases the Restricted Shares or any Additional Shares to the Stock Recipients shall be known as an “Escrow Release Date.” If on or before 5:00 p.m. on the date which is two (2) business days following VeriChip’s receipt of the Escrow Agent Notice, VeriChip provides the Escrow Agent with VeriChip Objection Notice, then Escrow Agent shall not disburse the shares to Stock Recipients which exceed the number of undisputed shares to which VeriChip has no objection until the dispute is resolved. However, if VeriChip does not deliver a VeriChip Objection Notice to Escrow Agent on or before 5:00 p.m. on the date which is four (4) business days following VeriChip’s receipt the Escrow Agent Notice, then Escrow Agent may disburse that number of shares equaling the Penalty Value to Stock Recipients. After the Registration Deadline, VeriChip’s obligations to have the Registration Statement declared effective shall terminate on the earlier of the date (i) any Stock Recipient is able to sell the Restricted Shares pursuant to an exemption from registration under Rule 144 or (ii) that is twelve (12) months following the issuance of the Restricted Shares.
h. Difference In Value. If the aggregate number of Restricted Shares in the Escrow is less than the Applicable Value on the Escrow Release Date, then VeriChip shall cause its transfer agent to issue in each Stock Recipient’s name (in accordance with their percentage interests set forth on Exhibit C) stock certificates representing such number of additional shares of VeriChip Common Stock (“Additional Shares”) that have a value, based on the VeriChip Average Trading Price preceding the Effective Date, equal to the difference between the value of the Restricted Shares held in the Escrow and the Applicable Value. Such Additional Shares shall be delivered to the Escrow Agent to be held for the benefit of the Stock Recipients. If the value of the Restricted Shares held in the Escrow exceeds the Applicable Value on the Escrow Release Date, those shares representing the excess value (the “Excess Shares”) shall be immediately returned to VeriChip for cancellation. The certificate(s) representing Excess Shares must be returned bearing the such Stock Recipient’s endorsement(s) with Medallion signature guarantee(s), or with stock power(s) bearing such Stock Recipient’s signature with Medallion signature guarantee(s), as required by VeriChip’s transfer agent to allow cancellation of the Restricted Shares. The Stock Recipients or their assigns will reasonably assist in paperwork required by VeriChip’s transfer agent required to cancel the shares.
4. Sale of VeriChip Common Stock by Plaintiff or Stock Recipients. Plaintiff, Stock Recipients and their designees and assignees agree that in the aggregate they, he or it will not sell on the open market in any one day a number of shares of VeriChip Common Stock which exceeds the average daily trading volume of the VeriChip Common Stock for the 10 consecutive trading day period preceding the Execution Date.
5. VeriChip Option To Pay Cash. Notwithstanding anything herein to the contrary, in its sole and absolute discretion, VeriChip shall have the option of paying the Applicable Value, in whole or in part, through a payment by a check, wire transfer of funds or other cash equivalent.
6. Merger, Etc. If there occurs any merger of VeriChip with or into another Person (other than a merger or consolidation of VeriChip in which VeriChip is the continuing entity and which does not result in any reorganization or reclassification of VeriChip’s outstanding Common Stock) or the sale or conveyance of all or substantially all of the assets of VeriChip to another person, then, the Stock Recipients will be entitled to receive upon surrender of the Restricted Shares the same kind and amounts of securities or other assets, or both, that are issuable or distributable to the holders of outstanding VeriChip Common Stock upon such merger, sale or conveyance. “Person” means and includes an individual, bank, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization and government or any department or agency thereof.

7. Release of Escrow. The Escrow Agent agrees to release the Stock Consideration from Escrow as provided in Section 3 above. The parties acknowledge that the only terms and conditions upon which the Stock Consideration is to be released from Escrow is as set forth in Section 3 of this Agreement. Any dispute with respect to the release of the Stock Consideration shall be resolved pursuant to Section 26 or by written agreement among the parties. VeriChip shall be obligated, however, under any circumstance, to authorize the Escrow Agent to release any amounts of undisputed shares to which VeriChip agrees the Stock Recipients are entitled.
8. Termination of Escrow. The Escrow shall terminate upon the earlier to occur of the following:
a. upon the mutual written consent of VeriChip and Stock Recipients (written notice of which shall be given jointly to the Escrow Agent); or
b. upon the disbursement of all of the Stock Consideration from Escrow.
9. Mutual General Releases.
a. By Plaintiff. Except for obligations under this Agreement, Plaintiff (for himself and his successors in interest, predecessors in interest, heirs, assigns, employees, attorneys, partners, officers and directors) hereby unconditionally remises, releases, acquits, satisfies and forever discharges Defendants and their respective past and present parents, subsidiaries, affiliates, predecessor entities, officers, directors, stockholders, employees, insurers, attorneys, accountants, heirs, predecessors, successors and assigns (collectively, the “Defendant Released Parties”), of and from any and all claims, actions, causes of action, suits, debts, sums of money, accounts, reckonings, contracts, controversies, agreements, promises, damages, costs, expenses (including but not limited to attorneys’ fees), and demands whatsoever, in law or in equity, which Plaintiff had or now has, or which any successor or assign of Plaintiff hereafter can, shall or may have, against any of the Defendant Released Parties for, upon, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date of this Agreement, whether known or unknown, direct or indirect, vested or contingent, suspected or unsuspected, asserted or unasserted (the “Claims”). Without limiting the generality of the foregoing, this release includes the release of any and all Claims which were or could have been raised or asserted by Plaintiff against the Defendant Released Parties in the Action. Notwithstanding the foregoing, Plaintiff expressly excludes from the effect of this release and does not release the Defendant Released Parties from: (a) the terms and conditions of the definitive settlement documents to which reference is made above, and (b) to the extent the Defendant Released Parties have any authority to bind IFTH Acquisition Corp., Plaintiff’s rights to exercise Plaintiff’s options in IFTH Acquisition Corp., formerly known as Infotech and referred to hereafter as “Infotech.” The parties also agree that nothing contained in this Agreement shall have any effect on Plaintiff’s rights to exercise Plaintiff’s options in Infotech, to the extent the Defendant Released Parties have any authority to bind Infotech, they agree that Plaintiff’s options are valid and enforceable through their expiration date.
b. By Defendants. Except for obligations under this Agreement, Defendants (for themselves and their successors in interest, predecessors in interest, heirs, assigns, employees, attorneys, partners, officers and directors) hereby unconditionally remise, release, acquit, satisfy and forever discharge Plaintiff and his past and present agents, attorneys, accountants, insurers, servants, and employees (collectively, the “Plaintiff Released Parties”), of and from any and all Claims. Without limiting the generality of the foregoing, this release includes the release of any and all Claims which were or could have been raised or asserted by Defendants against the Artigliere Released Parties in the Action. Notwithstanding the foregoing, Defendants expressly exclude from the effect of this release and do not release: (i) the Artigliere Released Parties from the terms and conditions of this Agreement including, but not limited to, the indemnification provision in Paragraph 10 (e) herein; or (ii) the Defendant Released Parties from the terms and conditions of this Agreement.

c. Mutual Limited Release Among Defendants. Defendants hereby mutually remise, release, acquit, satisfy, and forever discharge each other (including their respective past and present parent, subsidiary, affiliate or predecessor entities, and any and all of his, her, its and/or their respective past and present officers, directors, agents, attorneys, accountants, insurers, servants, employees, and stockholders, and their respective heirs and personal representatives) of and from any and all, and all manner of, claims, actions, causes of action, suits, debts, sums of money, accounts, reckonings, contracts, controversies, agreements, promises, damages, and demands whatsoever, in law or in equity, which any of one them had or now has, or which any successor or assign of any one of them hereafter can, shall or may have, against each other by reason of the subject matter of the Action, including but not limited to any cross-claims or third-party claims which were or could have been asserted in the Action. It is expressly understood and agreed that this paragraph is not a general release and shall not be construed or interpreted as such. It is further understood that the limited release in this paragraph does not release (a) VeriChip from its indemnification obligations to Krawitz, Silverman and/or McLaughlin in the event of a breach (or purported breach claimed by Artigliere) of this Agreement by VeriChip, or (b) DIGA from its indemnification obligations to Krawitz, Silverman and/or McLaughlin in the event of a breach (or purported breach claimed by Artigliere) of this Agreement by DIGA.
10. Tax Issues.
a. DIGA agrees to provide Clark & Martino, P.A. with a 1099 for the Note Consideration and one-half of the Law Firm Stock Consideration.
b. VeriChip agrees to provide Baker & Hostetler, LLP with a 1099 for the Law Firm Cash Consideration and one-half of the Law Firm Stock Consideration.

c. VeriChip will provide Artigliere with a Form W-2 for the Artigliere Cash Consideration and the Artigliere Stock Consideration.
d. VeriChip will withhold Eighty Thousand Four Hundred Forty Six Dollars and Seventy Nine Cents (US$80,446.79) of the Cash Component for the payment of applicable employee’s tax obligations for Federal Income and other applicable taxes (the “Withholding Amount”) relating to Artigliere. VeriChip agrees to pay the Withholding Amount to the U.S. Treasury or other governmental body when it is due and owing.
e. Artigliere (for himself and his successors in interest, predecessors in interest, heirs, assigns, employees, attorneys, partners, officers and directors) agrees to hold harmless, defend, and indemnify the Defendant Released Parties from and against any and all claims, losses, demands, causes of action, deficiencies, suits, judgments, debts, damages, penalties, audits, expenses or liabilities, including reasonable attorneys’ fees and costs arising from (i) any failure on Artigliere’s part to pay any and all applicable taxes due by him as a result of consideration received as a result of the settlement of this Action; or (ii) any audit by the IRS or any other governmental body relating to the taxes due by Artigliere as a result of consideration received as a result of the settlement of this Action.
11. Costs. Each party shall bear his or its own attorneys’ fees and costs arising out of or related to the Action and the Claims released herein, and no further Claim shall be made therefor.
12. Confidentiality. The parties and their respective officers, agents, representatives, successors, assigns, heirs, and attorneys agree that this Agreement shall be confidential, and they will not disclose, disseminate, or publish the existence of this Agreement, or any of its terms, directly or indirectly, specifically or generally, to any person, corporation, association, or other entity, except as necessarily disclosed by the parties hereto: (a) to enforce the terms of this Agreement; (b) for use by their attorneys, boards of directors and/or trustees, or accountants in their capacity as such; (c) to comply with any governmental or law enforcement agency or any regulatory organization having jurisdiction over some or all of the parties; or (d) as required pursuant to any lawfully issued subpoena or other legal process. This provision is tantamount to an injunction issued by a court of competent jurisdiction and will subject the breaching party to sanctions, injunctive relief, or any other equitable or legal right which any party hereto may have hereunder for any failure by a party to perform his or its obligations hereunder.

13. No Admission of Liability. Each of the parties hereto understands and agrees that by providing the consideration referred to above, and by executing this Agreement, neither they nor or any of them admit any negligence, carelessness, liability, obligation, misconduct or wrongdoing of any kind or nature whatsoever. The settlement is made entirely as a compromise and for the purpose of settling a dispute, and to compromise, settle and extinguish all claims, acts, damages, demands, rights of action and causes of action claimed by any party hereto, or any of them, against any other party hereto, or any of them.
14. Mutual Non-Disparagement. Each of the parties agrees that it shall not publicly or privately disparage the other or the agents, servants or employees of the other, but rather shall act in good faith to refrain from any conduct or communication which might reasonably be expected to interfere with the business and/or personal interests of the other.
15. Independent Counsel. Each party acknowledges that he or it has been represented by counsel of his or its own choice throughout all of the negotiations which preceded the execution of this Agreement and in connection with the preparation and execution of this Agreement.
16. Application To Successors/Predecessors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective past and present attorneys, representatives, predecessors, successors and assigns. All of the covenants herein contained in favor of Plaintiff, on the one hand, and the Defendants, on the other hand, are for the express benefit of each and all of said parties.
17. Representations and Warranties of the Parties.
a. Each person executing this Agreement warrants that he or it has the authority to execute this Agreement from the party or parties on whose behalf such person is purporting to execute it.

b. Each party represents and warrants that there has been no grant, sale, assignment, transfer or other conveyance of any interests and/or rights in, to and into the Claims which the parties are releasing in this Agreement. Each party agrees that he will defend and hold harmless any of the other released parties under this Agreement, including payment of those parties’ reasonable costs and attorneys fees, in the event that a third party makes any Claim or other demand based on or arising from any of the Claims which were released in this Agreement.
c. Each party has carefully read and reviewed this Agreement and understands it fully, and each party specifically does not rely upon any statement, representation, legal opinion, accounting opinion or promise of any other party or any person representing such other party, in executing this Agreement or in making the settlement provided for herein, except as expressly stated in this Agreement.
d. Each party has made such an investigation of the law and facts pertaining to this settlement and this Agreement and of all matters pertaining thereto as it deems necessary. Each party has been represented by competent counsel of its own choosing who has provided such party any and all advice on this settlement and this Agreement as it deems necessary. This Agreement has been carefully read by, the contents hereof are known and understood by, and it is signed freely by each party executing this Agreement.
e. This Agreement is the result of arms’ length negotiation between the parties.
f. Each party to this Agreement agrees that, absent and subject to an order from a court of competent jurisdiction or similar compulsion of law, such party will not, either directly or indirectly, take any action which would interfere with the performance of this Agreement by any party hereto, or which would adversely affect any of the rights provided for herein.

g. Each party to this Agreement agrees that the $75,000 of the Cash Consideration payable by XL Specialty Insurance Company is in settlement of claims asserted in the Action unrelated to any wages or compensation purportedly due to Artigliere as payment for such wages or compensation is excluded from coverage under the Policy.
h. Each party to this Agreement agrees that the Note Consideration represents payment solely for the claims asserted in this Action involving the purported failure of DIGA to timely register the DIGA shares Artigliere claimed he was entitled to and not any wages or compensation to Artigliere.
18. Representations and Warranties of Plaintiff and Stock Recipients.
a. The Stock Consideration to be received hereunder by each Stock Recipient will be acquired for his or its own account, not as nominee or agent, for investment purposes and not with a view to, or for offer or sale in connection with directly or indirectly, any distribution in violation of the Securities Act or any other applicable securities law and with no intention of participating in the formulation, determination or direction of the basic business decisions of VeriChip.
b. No Stock Recipient is a registered broker dealer or engaged in the business of being a broker dealer.
c. Each Stock Recipient can bear the economic risk and complete loss of his or its investment in the Stock Consideration and he or it has such knowledge and experience in financial or business matters that he or it is capable of evaluating the merits and risks of the investment contemplated hereby.
d. Each Stock Recipient has had access to all financial and other information concerning VeriChip and the Stock Consideration as he or it wished to examine in order to make a decision regarding the settlement consideration to be received hereunder, including an opportunity to ask questions of and receive information from management of VeriChip.
e. Each Stock Recipient is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

f. The Stock Recipients and Artigliere agree that the Law Firm Cash Consideration represents attorneys’ fees and costs payable to C&M and B&H for litigating this Action.
g. The Stock Recipients and Artigliere agree that the Law Firm Stock Consideration represents attorneys’ fees and costs payable to C&M and B&H for litigating this Action.
19. Plaintiff’s and Stock Recipients’ Further Obligations. Plaintiff and Stock Recipients agree to:
a. timely furnish to VeriChip in writing such information regarding itself and the intended method of disposition of the Stock Consideration as VeriChip shall reasonably request in order to effect the registration thereof or to comply with applicable law;
b. to the extent required by applicable law, deliver a preliminary and definitive prospectus to the purchaser of the Stock Consideration sold under any Registration Statement;
c. notify VeriChip when it has sold all of the Stock Consideration held by it;
d. notify VeriChip promptly in the event that any information supplied by Plaintiff or any Stock Recipient in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of the Stock Consideration pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and provide VeriChip with updates on such information as may be appropriate to make such amendment or supplement effective for such purpose;

e. otherwise use commercially reasonable efforts to assist VeriChip and the underwriters, if any, in the preparation of documentation reasonably necessary or desirable to effectuate the resale of the Stock Consideration pursuant to any Registration Statement filed in accordance herewith;
f. upon receipt of a notice from VeriChip of the occurrence of a Discontinuation Event (as defined below), Plaintiff will direct each Stock Recipient, and Plaintiff and each Stock Recipient agree to discontinue forthwith any disposition of such Stock Consideration under the applicable Registration Statement until the Plaintiff’s and Stock Recipients’ receipt of the copies of the supplemented prospectus and/or amended Registration Statement or until it is advised in writing by VeriChip that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or Registration Statement. VeriChip may provide appropriate stop orders to enforce the provisions of this paragraph. For purposes of this Agreement, a “Discontinuation Event” shall mean (i) when the SEC notifies VeriChip whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement (VeriChip shall provide true and complete copies thereof and all written responses thereto to the Plaintiff); (ii) any request by the SEC or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or prospectus or for additional information; (iii) the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Stock Consideration or the initiation of any proceedings for that purpose; (iv) the receipt by VeriChip of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Stock Consideration for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and/or (v) the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, prospectus or other documents so that, in the case of such Registration Statement or prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

20. Entire Agreement. This Agreement and the Exhibits hereto contain the entire agreement of the parties concerning the subject matter hereof, supersede all prior understandings, discussions and agreements of the parties concerning the subject matter hereof and cannot be altered, modified or amended except by writing dated after the date hereof and signed by each of the parties hereto. This Agreement specifically supersedes and replaces the Original Agreement.
21. Notices. Except as expressly provided above, all demands, notices and communications under this Agreement shall be sent via overnight or hand delivery as follows (subject to the right of each party to change this notice designation by written notice to the other, delivered by personal courier, overnight delivery or certified mail):
TO PLAINTIFF/STOCK RECIPIENTS:
Jerome C. Artigliere
48 Stumpfield Road
Kensington, NH 03833
With a copy to:

David S. Oliver, Esq.
Baker & Hosteler LLP
SunTrust Center, Suite 2300
200 South Orange Avenue
Orlando, Florida 32802
and
J. Daniel Clark, Esq.
Clark & Martino, P.A.
3407 W. Kennedy Blvd.
Tampa, FL 33609-2905

TO VERICHIP, SILVERMAN, KRAWITZ and MCLAUGHLIN:
VeriChip Corporation
1690 South Congress Avenue
Suite 200
Delray Beach, Florida 33445
Attention: Mr. William J. Caragol
Acting Chief Financial Officer
TO DIGA:
Digital Angel Corporation
490 Villaume Avenue
South St. Paul, Minnesota 55075Attn:
Attn: Patricia Petersen
General Counsel
In each case, with a copy to:
Louise McAlpin, Esq.
Holland & Knight LLP
701 Brickell Avenue, Suite 3000
Miami, Florida 33131
TO ESCROW AGENT:
David S. Oliver, Esq.
Baker & Hostetler, LLP
SunTrust Center, Suite 2300
200 South Orange Avenue
Orlando, Florida 32802
22. Construction of Agreement. This Agreement shall be construed as a whole according to its fair meaning, and as if jointly drafted by all parties. The language of this Agreement shall not be construed for or against any party. No provision of this Agreement shall be construed against any party by virtue of the activities of that party or such party’s attorneys. The headings used in this Agreement are for reference only and shall not affect the construction of the Agreement.

23. Severability. The parties hereto covenant and agree that in the event that any provision of this Agreement should be held by a court of competent jurisdiction to be void, voidable, illegal or unenforceable in any respect, the remaining portions thereof and provisions hereof shall nevertheless remain in full force and effect as if such void, voidable, illegal or unenforceable provision had never been contained in this Agreement.
24. Waiver. No breach of any provision hereof can be waived unless in writing. Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.
25. Amendments In Writing. This Agreement may be amended only by a written agreement executed by or on behalf of each of the parties hereto.
26. Governing Law and Venue. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Florida without regard to its conflict of laws provisions. The parties agree that any action to enforce this Agreement shall be brought in the 15th Judicial Circuit Court in and for Palm Beach County, Florida. Moreover, each party agrees and consents to the exercise of personal jurisdiction in these courts for the purpose of any enforcement action.
27. Prevailing Party Fees and Costs. In the event of any proceeding to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover all reasonable costs thereof, including reasonable attorneys’ fees and fees on appeal.
28. Execution in Counterparts. This Agreement may be executed and delivered in two or more counterparts, each of which, including but not limited to pages transmitted by facsimile or by electronic transmission, when so executed and delivered, shall be deemed to be an original.
(Remainder of page intentionally left blank; signature page follows)

IN WITNESS WHEREOF, the parties hereto each have approved and executed this Agreement effective as of the date set forth above.

VERICHIP CORPORATION

By:	/s/ Jerome C. Artigliere	By:	/s/ William J. Caragol

	Jerome C. Artigliere		William J. Caragol
Acing Chief Financial Officer

DIGITAL ANGEL CORPORATION

By:	/s/ Scott Silverman	By:	/s/ Patricia M. Petersen

	Scott Silverman		Patricia M. Petersen
General Counsel

By:	/s/ Michael Krawitz	By:	/s/ Kevin McLaughlin

	Michael Krawitz		Kevin McLaughlin

ESCROW AGENT:

BAKER & HOSTETLER, LLP

By:	/s/ David S. Oliver Name: David S. Oliver
Title: Partner
[Additional Signature Page to Follow]

STOCK RECIPIENTS:

By:	/s/ Jerome C. Artigliere

Jerome C. Artigliere

BAKER & HOSTETLER, LLP

By:	/s/ David S. Oliver

	Name:	David S. Oliver
	Title:	Partner

CLARK & MARTINO, P.A.

By:	/s/ J. Daniel Clark

	Name:	J. Daniel Clark
	Title:	Partner/Shareholder

Exhibit A
Wire Transfer Instructions

Exhibit B
PROMISSORY NOTE

US$250,000.00	South St. Paul, Minnesota March 3, 2009
FOR VALUE RECEIVED, the undersigned, Digital Angel Corporation, a Delaware corporation (“Maker”), promises to pay to the order of Jerome C. Artigliere or his successors, assigns or designees (“Payee”), at Payee’s address located at the Clark & Martino P.A. Trust Account, c/o J. Daniel Clark, Esq., 3407 W. Kennedy Blvd., Tampa, Florida 33609-2905, the principal sum of Two Hundred Fifty Thousand Dollars and 00/100 (US$250,000.00), with interest thereon as provided below in lawful money of the United States of America.
Interest on this Promissory Note (“Note”) shall accrue on the principal at the prime rate published in the Wall Street Journal on the date of execution of this Note until the Maturity Date (as defined below). Interest shall be calculated and charged daily on the basis of actual days elapsed over a three hundred sixty (360) day banking year, on the unpaid principal balance outstanding from time to time. Commencing on March 31, 2009, and continuing on the last day of each and every month after such date through and including the Maturity Date, the said principal sum, together with interest on said principal sum, shall be paid in equal, consecutive monthly installments of $7,297.88. The outstanding principal balance and all interest on said principal shall be due and payable on or before March 31, 2012 (the “Maturity Date”).
Each payment of principal, interest and expenses to Payee shall be made on a Business Day (as hereinafter defined), and any payment otherwise falling due on a day other than a Business Day shall be payable on the next succeeding Business Day. As used herein, “Business Day” shall mean a day other than a Saturday, a Sunday, or a day on which banks located in Delray Beach, Florida are required or permitted by law to remain closed. The aforesaid payments shall be applied first to accrued interest on the unpaid balance at the rate hereinabove specified and lastly to the payment of principal.
The word “holder,” as used in the Note, shall mean the Payee or endorsee of the Note who is in possession of it.
It is further agreed hereby that if any payment of principal or interest shall not be made as and when due and such failure shall continue for a period of five (5) business days following the date upon which such payment was due; or upon the insolvency, bankruptcy or dissolution of the Maker; then, in any or all such events, the entire amount of principal of the Note with all interest then accrued, shall, at the option of the holder of the Note and without notice, become and be due and collectible, time being of the essence for all sums due under the Note. If the Note shall not be paid at maturity, it may be placed in the hands of an attorney at law for collection, and in that event, Maker hereby agrees to pay the holder hereof in addition to the sums above stated, a reasonable sum for attorney’s fees, including appellate fees.
After maturity or default, the Note shall bear interest at eighteen percent (18%) per annum; provided further, however, that in no event shall such rate exceed the highest rate permissible under the applicable law.

THE NOTE MAY BE PREPAID IN WHOLE OR IN PART AT ANY TIME WITHOUT PENALTY UPON NOT LESS THAN FIVE (5) DAYS PRIOR WRITTEN NOTICE TO THE PAYEE. THE PAYMENT OF ANY LARGER OR ADDITIONAL SUM IN ADVANCE OF THE PAYMENTS HEREIN REQUIRED SHALL NOT RELIEVE THE MAKER OF THE PAYMENT OF ANY OTHER SUMS DUE AS HEREIN PROVIDED.
No delay or omission on the part of the Payee in exercising any right, privilege or remedy shall impair such right, privilege or remedy or be construed as a waiver thereof or of any other right, privilege or remedy. No waiver of any right, privilege or remedy or any amendment to the Note shall be effective unless made in writing and signed by the Payee. The acceptance by the Payee hereof of any payment after any default hereunder shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any rights of the Payer hereof under the Note. The unenforceability or invalidity of any provision of this Note as to any person or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable. All persons now or at any time liable for payment of the Note hereby waive presentment, protest, notice of protest, and notice of dishonor. The indebtedness evidenced by this Note shall be subordinated in right of payment and priority to the payment in full of the Maker’s obligations to its senior lenders, Laurus Master Fund, Ltd. and its affiliates.
The Note and the provisions hereof shall be binding upon the Maker and the Maker’s successors and assigns and shall inure to the benefit of the Payee, the Payee’s heirs, administrators, executors, successors, legal representatives and assigns. The Maker may not assign its rights or obligations under the Note.
The Note may not be amended, changed or modified in any respect except by a written document that has been executed by each party. The Note is to be construed according to the applicable laws of the State of Florida, without regard to its conflicts of law principles. Any action brought upon the enforcement of this Note is hereby authorized to be instituted and prosecuted in the state and federal courts located in Palm Beach County, Florida.
MAKER AND PAYEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT MAKER OR PAYEE, OR ANY OTHER PERSON MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THE NOTE AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EITHER OR ANY PARTY.

IN WITNESS WHEREOF, the undersigned has executed this Note on the date set forth above.

DIGITAL ANGEL CORPORATION

By:	Name:
Title:

Exhibit C

Stock Recipient	% of Restricted Shares Issued	Number of Shares Issued

Jerome C. Artigliere	70%	601,719

Baker & Hostetler, LLP	15%	128,940

Clark & Martino, P.A.	15%	128,940